UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2006

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-731-8786

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 6, 2006, the Registrant signed a joint venture agreement (the “Joint Venture Agreement”) with Xstate Resources Ltd. (“Xstate”) for the purpose of exploring, developing and, if warranted, mining the initial JV Pipes known as the Elle Pipe, the Hermina Pipe and the Hada Pipe, located in the Upper Clayhole and Antelope Valleys of Mohave County, State of Arizona. Prior to the commencement of the joint venture, Xstate has agreed to fulfill the following conditions:

(a)           obtaining all necessary governmental consents and approvals to the matters set out in the Joint Venture Agreement including any consent required pursuant to the mining laws of the State of Arizona for the transactions contemplated by the Joint Venture Agreement;

(b)           completing a capital raising of a minimum of AUD$5,000,000 through the issuance of fully paid ordinary shares at a price of AUD$0.20 each (the “Capital Raising”);

(c)           preparing a prospectus for the Capital Raising and lodging it with the Australian Securities and Investments Commission;

(d)           obtaining shareholder approval to change the nature and/or scale of its activities in accordance with Chapter 11 of the Listing Rules of the ASX;

(e)           satisfying the requirements of Chapters 1 and 2 of the Listing Rules as if Xstate was applying to be admitted to the office list of ASX; and

(f)	depositing $2,900,000 in the joint venture bank account for joint venture operations.

Prior to satisfying the above conditions, the initial joint venture interests are: Liberty Star – 100% and Xstate – 0%. Upon fulfillment or waiver of all of the above conditions, the Registrant will immediately transfer a 50% interest to Xstate and Xstate will immediately earn a 50% interest in the joint venture.

Item 9.01.	Financial Statements and Exhibits.
10.1	Joint Venture Agreement with Xstate Resources Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President and Director

Date: October 16, 2006